                                                                    Exhibit 23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of First Bank System, Inc. and in the related Prospectuses of our report dated January 16, 1995, with respect to the consolidated financial statements of First Interstate Bancorp and subsidiaries, included in the Current Report on Form 8-K of First Bank System, Inc. dated November 13, 1995:


       Form S-3     Number 33-51407          Form S-8     Number  2-89224
       Form S-3     Number 33-57169          Form S-8     Number 33-16242
       Form S-3     Number 33-55485          Form S-8     Number 33-42333
       Form S-3     Number 33-52495          Form S-8     Number 33-55932
       Form S-3     Number 33-58521          Form S-8     Number 33-42334
       Form S-3     Number 33-61667          Form S-8     Number 33-52835
       Form S-3     Number 33-62251          Form S-8     Number 33-52959
                                             Form S-8     Number 33-53395
                                             Form S-8     Number 33-59245




                                             Ernst & Young LLP



Los Angeles, California
November 9, 1995